UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2003

ADOLPH COORS COMPANY
(Exact name of registrant as specified in its chapter)

DELAWARE (State or other jurisdiction of incorporation)	1-14829 (Commission File Number)	84-0178360 (IRS Employer Identification No.)

311 Tenth Street Golden, Colorado (Address of principal executive offices)	80401 (Zip Code)

Registrant’s telephone number, including area code (303) 279-6565

Not applicable
(Former name or former address, if changed since last report)

ITEM 5.  Other Events and Required FD Disclosure

             Effective October 3, 2003, Adolph Coors Company changed its state of incorporation from Colorado to Delaware. The change in the company’s state of incorporation was approved by its shareholders at a special meeting of shareholders held on October 3, 2003.

             The reincorporation in the State of Delaware was accomplished by the merger of the company with and into Adolph Coors Company, a Delaware corporation (“Coors”), its wholly owned subsidiary, which was the surviving corporation in the merger. The reincorporation will not result in any change in the company’s name, headquarters, business, jobs, management, location of offices or facilities, number of employees, taxes payable to the State of Colorado, assets, liabilities or net worth. The company’s Class B common stock will continue to trade on the New York Stock Exchange under the symbol RKY. Shareholders will not be required to undertake a mandatory exchange of the company’s shares. Certificates for the company’s shares automatically represent an equal number of shares of Coors.

              On October 3, 2003, Adolph Coors Company issued the press release filed as Exhibit 99.1 to this Current Report on Form 8-K announcing the effectiveness of the reincorporation.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2003	ADOLPH COORS COMPANY (Registrant) /s/ ANNITA M. MENOGAN Annita M. Menogan, Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Merger Agreement, dated August 14, 2003, between Adolph Coors Company, a Colorado corporation, and Adolph Coors Company, a Delaware corporation.
99.1	Press release of Adolph Coors Company dated October 3, 2003, announcing the effectiveness of the reincorporation of Adolph Coors Company from the State of Colorado to the State of Delaware.